UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2007

ALLEGRO BIODIESEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-21982	20-5748331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6033 West Century Boulevard, Suite 1090, Los Angeles, California 90045
(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 670-2093

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Allegro under any of the following provisions (see General Instruction A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with a corporate cost-reduction plan implemented by us and detailed in Item 8.01 below, on October 22, 2007, we amended our agreement with Ocean Park Advisors, LLC (“OPA”), dated September 20, 2006, for the provision of management services to us. Pursuant to the amendment, as of October 15, 2007, fifty percent of the monthly cash compensation payable to OPA for management fees and one hundred percent of the bonus fees earned on or after such date will be deferred until a date to be determined by the Board of Directors. Additionally, the agreement was also amended as follows: the term of the agreement was extended to October 31, 2007; after October 31, 2007, the agreement continues thereafter on a month-to-month basis unless terminated by either party on seven days advance written notice; OPA’s monthly compensation under the agreement was reduced from $75,000 to $60,000, effective as of October 15, 2007; aggregate potential bonus payments for the achievement of designated milestones under the agreement were reduced from $400,000 to $275,000; and certain of such milestones were deleted.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the same corporate cost-reduction plan discussed above, on October 22, 2007, Darrell Dubroc and Tim Collins, who are executive officers and directors of Allegro, agreed to allow us to defer payment of fifty percent of their monthly cash compensation and one hundred percent of any bonuses earned (as provided for in their employment agreements with us dated September 20, 2006), effective as of October 15, 2007. These amounts will be deferred until a date to be determined by the Board of Directors.

Item 8.01. Other Events

We are executing a corporate cost-reduction plan intended to reduce our operating costs. The plan includes a reduction in our number of employees, reductions in administrative costs and the partial deferment of executive compensation as disclosed in Items 1.01 and 5.02. The cost-reduction measures have begun, and the major elements of the plan are expected to be in place by the end of October.

The biodiesel industry has experienced a significant increase in the cost of soybean oil, with the price increasing 60 percent from $0.25 per pound in September 2006 to the current price of approximately $0.40. Although we have been able to develop efficiency improvements in our production processes, feedstock is the primary production cost. Given these challenging economic conditions we have reduced our biodiesel production volume, and in parallel to the cost-reduction measures, we are actively pursuing strategic alternatives, including evaluating other biodiesel feedstock sources, new uses for our assets and infrastructure, as well as other strategic opportunities in the renewable energy sector.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	First Amendment to Services Agreement, dated as of October 22, 2007, by and between Ocean Park Advisors, LLC and Allegro Biodiesel Corporation.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunder duly authorized.

Date: October 24, 2007

ALLEGRO BIODIESEL CORPORATION

By:	/s/ Heng Chuk
Heng Chuk Chief Financial Officer